UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2026

GLOBALTEK VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54739	82-2380777
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

111 W. Jackson Blvd. Suite 1146

Chicago, IL 60604

(Address of principal executive offices)

(312) 239-3574

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark if the registrant is an Emerging Growth Company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(b) Appointment of New Independent Registered Public Accounting Firm

Further to the information under Items 4.01 and 4.02 in the Form 8-K dated October 14, 2026 and filed with the Securities and Exchange Commission on October 15, 2026 (the "October 15 Form 8-K"), Globaltek Ventures, Inc. (the "Company") has engaged Bansal & Co LLP (“Bansal”) as the Company's independent registered public accounting firm to review the interim financial statements of the Company prepared by management for the six months ended June 30, 2026. The engagement terminates upon the completion of the review.

Except as discussed in the October 15 Form 8-K, during the fiscal years ended December 31, 2025 and December 31, 2024 and the subsequent interim period through October 15, 2026 (the date of Bansal's engagement), neither the Company nor anyone on its behalf consulted with Bansal regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Bansal that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALTEK VENTURES, INC.

By:	/s/ Jacob Sherman
Jacob Sherman
Custodian

Dated: October 19, 2026